 Exhibit 10.120
REAL ESTATE PURCHASE CONTRACT (UNIMPROVED PROPERTY)

STATE OF CALIFORNIA

COUNTY OF SAN BERNARDINO

1.           PARTIES: AN NHIEN DAI NGUYEN & ANTHONY NGUYEN (Seller) agrees to sell and convey to CORONUS ENERGY CORP. (Purchaser), and Purchaser agrees to buy from Seller the Property described below.

2.           PROPERTY: Lot _____ Block _____ “14.78 ACRES OF VACANT LAND (APN 0438-212.02)” Addition, City of __________, SAN BERNARDINO County, State of  CALIFORNIA, known as ____________________ (address/zip code), or as described on attached exhibit together with all rights, privileges and appurtenances pertaining thereto, including but not limited to: water rights, claims, permits, strips and gores, easements, and cooperative or association memberships (the "Property").

3.	SALES PRICE:

A.	Cash portion of Sales Price payable by Purchaser at closing	$ 100,000.00
B.	Sum of all financing described below	$ 200,000.00
C.	Sales Price (Sum of A and B)	$ 300.000.00

4.           FINANCING:  The portion of Sales Price not payable in cash will be paid as follows: [Check applicable items below.]

_____
A. THIRD PARTY FINANCING: One or more third party mortgage loans in the total amount of $__________ . If the Property does not satisfy the lenders' underwriting requirements for the loan(s).  this contract will terminate and the earnest money will be refunded to Purchaser.   {Check one item only:]

_____	(1) This contract is subject to Purchaser being approved for the financing described in the attached Third Party Financing Condition Addendum.

_____	(2) This contract is not subject to Purchaser being approved for financing.

_____	B. ASSUMPTION: The assumption of the unpaid principal balance of one or more promissory notes described in the attached Loan Assumption Addendum.

_____
C. SELLER FINANCING: A promissory note from Purchaser to Seller of $200,000 bearing 0 ($NIL)%  interest per annum, secured by [choose the appropriate instrument authorized within the state:] _______________ mortgage, or  x     vendor's and deed of trust liens, and containing the terms and conditions described in the attached Seller Financing Addendum. If an owner policy of title insurance is furnished. Purchaser shall furnish Seller with a mortgagee policy of title insurance.

5.           EARNEST MONEY:  Upon execution of this contract by both parties, Purchaser shall deposit $1,000 as earnest money with  CENTRAL ESCROW, as escrow agent, at 22632 GOLDEN SPRINGS DR, #300, DIAMOND BAR, CA 91165 (address). Purchaser shall deposit additional earnest money of $__________  with escrow agent within _____ days after the effective date of this contract. If Purchaser fails to deposit the earnest money as required by this contract, Purchaser will be in default.

6. TITLE POLICY AND SURVEY:

A.  TITLE POLICY: Seller shall furnish to Purchaser at [check one:] _____ Seller's    x    Purchaser's expense anowner policy of title insurance (Title Policy) issued by: T.D.  (Title Company) in the amount of the Sales Price, dated at or after closing, insuring Purchaser against loss under the provisions

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of the Title Policy, subject to the promulgated exclusions (including existing building and zoning ordinances) and the following exceptions:

(1) Restrictive covenants common to the platted subdivision in which the Property is located.
(2) The standard printed exception for standby fees, taxes and assessments.
(3) Liens created as part of the financing described in Paragraph 4.
(4) Utility easements created by the dedication deed or plat of the subdivision in which the Property is located.
(5) Reservations or exceptions otherwise permitted by this contract or as may be approved by Purchaser in writing.
(6) The standard printed exception as to marital rights.
(7) The standard printed exception as to waters. tidelands, beaches, streams, and related matters.
(8) The standard printed exception as to discrepancies, conflicts, shortages in area or boundary lines, encroachments or protrusions, or overlapping improvements.  Purchaser, at Purchaser's expense, may have the exception amended to read. "shortages in area".

B. COMMITMENT: Within 20 days after the Title Company receives a copy of this contract, Seller shall furnish to Purchaser a commitment for title insurance (Commitment) and, at Purchaser's expense, legible copies of restrictive covenants and documents evidencing exceptions in the Commitment (Exception Documents) other than the standard printed exceptions. Seller authorizes the Title Company to mail or hand deliver the Commitment and Exception.

Documents to Purchaser at Purchaser's address shown in Paragraph 21. If the Commitment and Exception Documents are not delivered to Purchaser within the specified time, the time for delivery will be automatically extended up to 15 days or the Closing Date, whichever is earlier.

C. SURVEY: The survey must be made by a registered professional land surveyor acceptable to the Title Company and any lender. (Check one box only:)

_____	(1) Within _____ days after the effective date of this contract, Seller, at Seller's expense, shall furnish a new survey to Purchaser.
_____	(2) Within _____ days after the effective date of this contract, Purchaser, at Purchaser's expense, shall obtain a new survey.
_____
(3) Within _____ days after the effective date of this contract, Seller shall furnish Seller's existing survey of the Property to Purchaser and the Title Company, along with Seller's affidavit acceptable to the Title Company for approval of the survey. If the survey is not approved by the Title Company or Purchaser's lender, a new survey will be obtained at [check one:] _____ Seller's _____ Purchaser's expense no later than 3 days prior to the Closing Date.

_____	(4) No survey is required.

D. OBJECTIONS: Within    7    days after Purchaser receives the Commitment, Exception Documents and the survey, Purchaser may object in writing to (I) defects, exceptions, or encumbrances to title; disclosed on the survey other than items 6A(1) through (7) above; disclosed in the Commitment other than items 6A(1) through (8) above; (ii) any portion of the Property lying in the 100 year flood plain as shown on the current Federal Emergency Management Agency map; or (iii) any exceptions which prohibit the following use or activity:
N/A______________________________________________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________

Purchaser's failure to object within the time allowed will constitute a waiver of Purchaser's right to object; except that the requirements in Schedule C of the Commitment are not waived. Seller shall cure the timely objections of Purchaser or any third party lender within 15 days after Seller receives the objections and the Closing Date will be extended as necessary.

If objections are not cured within such 15 day period, this contract will terminate and the earnest money will be refunded to Purchaser unless Purchaser waives the objections.

E. TITLE NOTICES:

(1) ABSTRACT OR TITLE POLICY: Broker advises Purchaser to have an abstract of title covering the Property examined by an attorney of Purchaser's selection, or Purchaser should be furnished with or obtain a Title Policy. If a Title Policy is furnished, the Commitment should be promptly reviewed by an attorney of Purchaser's choice due to the time limitations on Purchaser's right to object.

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(2) MANDATORY OWNERS' ASSOCIATION MEMBERSHIP:  The Property [check one:] _____ is    x    is not subject to mandatory membership in an owners' association.   If the Property is subject to mandatory membership in an owners' association, Seller notifies Purchaser that, as a purchaser of property in the residential community in which the Property is located, you are obligated to be a member of the owners' association.  Restrictive covenants governing the use and occupancy of the Property and a dedicatory instrument governing the establishment,  maintenance, and operation of this residential community have been or will be recorded in the Real  Property Records of the county in which the Property is located. Copies of the restrictive covenants and dedicatory instrument may be obtained from the county clerk. You are obligated to pay assessments to the owners' association. The amount of the assessments is subject to change. Your failure to pay the assessments could result in a lien on and the foreclosure of the Property.

(3) STATUTORY TAX DISTRICTS: If the Property is situated In a utility or other statutorily created district providing water, sewer, drainage, or flood control facilities and services, the state may require Seller to deliver and Purchaser to sign the statutory notice relating to the tax rate, bonded indebtedness, or standby fee of the district  pr10r to final execution of this contract.

(4) TIDE WATERS: If the Property abuts the tidally influenced waters of the state, the state may require a notice regarding coastal area property to be included in the contract. An addendum containing the notice promulgated by the state or required by the parties must be used. (Consult with an attorney if you are unclear on this requirement.)

(5) ANNEXATION: If the Property is located outside the limits of a municipality, Seller notifies Purchaser that the Property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if the Property is located within a municipality's extraterritorial jurisdiction or is likely to be located within a municipality's extraterritorial jurisdiction, contact all municipalities located in the general proximity of the
Property for further information.

(6) UNIMPROVED PROPERTY LOCATED IN A CERTIFICATED SERVICE AREA OF A UTILITY SERVICE PROVIDER: If the Property is located in a certificated service area of a utility service provider and the Property does not receive water or sewer service from the utility service provider on the date the Property is transferred, the state may require a notice regarding the cost of providing water or sewer services to the Property. An addendum containing the notice promulgated by the state or required by the parties must be used.

(7) AGRICULTURAL DEVELOPMENT DISTRICT: The Property [check one:] _____ is    x     is not located in a agricultural development district.

7.  PROPERTY CONDITION:

A INSPECTIONS, ACCESS AND UTILITIES: Purchaser may have the Property inspected by inspectors selected by Purchaser and licensed by the state or otherwise permitted by law to make inspections. Seller shall permit Purchaser and Purchaser's agents access to the Property at reasonable times. Seller shall pay for turning on existing utilities. NOTICE: Purchaser should determine the availability of utilities to the Property suitable to satisfy Purchaser's needs.

B. ACCEPTANCE OF PROPERTY CONDITION: Purchaser accepts the Property in its present condition; provided Seller. at Seller's expense, shall complete the following: N/A_____________________________________________
_________________________________________________________________________________________________________________________________________________________________________________
C. COMPLETION OF REPAIRS: Unless otherwise agreed in writing, Seller shall complete all agreed repairs prior to the Closing Date. All required permits must be obtained, and repairs must be performed by persons who are licensed or otherwise permitted by law to provide such repairs. At Purchaser's election, any transferable warranties received by Seller with respect to the repairs will be transferred to Purchaser at Purchaser's expense.  If Seller falls to complete any agreed repairs prior to the Closing Date, Purchaser may do so and receive reimbursement from Seller at closing. The Closing Date will be extended up to 15 days, if necessary, to complete repairs,

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D. ENVIRONMENTAL MATTERS:  Purchaser is advised that the presence of wetlands, toxic substances, including asbestos and wastes or other environmental hazards, or the presence of a threatened or endangered species or its habitat may affect Purchaser's intended use of the Property. If Purchaser is concerned about these matters, an addendum promulgated by the state or required by the parties should be used.

E. SELLER'S DISCLOSURES: Except as otherwise disclosed in this contract, Seller has no knowledge of the following:

(1) any flooding of the Property which has had a material adverse effect on the use of the property;
(2) any pending or threatened litigation. condemnation, or special assessment affecting the Property;
(3) any environmental hazards or conditions which materially affect the Property;
(4) any dump site, landfill, or underground tanks or containers now or previously located on the Property;
(5) any wetlands, as defined by federal or state law or regulation, affecting the Property; or
(6) any threatened or endangered species or their habitat affecting the Property.

8.           BROKERS' FEES: All obligations of the parties for payment of brokers' fees are contained in separate written agreements.

9.	CLOSING:

A. The closing of the sale will be on or before  DECEMBER 31, 2012, or within 7 days after objections to matters disclosed in the Commitment or by the survey have been cured, whichever date is later (Closing Date). If either party fails to close the sale by the Closing Date. the non-defaulting party may exercise the remedies contained in Paragraph 15.

B. At closing:

(1) Seller shall execute and deliver a general warranty deed conveying title to the Property to Purchaser and showing no additional exceptions to those permitted in Paragraph 6 and furnish tax statements or certificates showing no delinquent taxes on the Property.                                                                    
(2) Purchaser shall pay the Sales Price in good funds acceptable to the escrow agent.

(3) Seller and Purchaser shall execute and deliver any notices, statements. certificates, affidavits, releases, loan documents and other documents required of them by this contract. the Commitment or law necessary for the closing of the sale and the issuance of the Title Policy.

C. Unless expressly prohibited by written agreement, Seller may continue to show the Property and receive, negotiate and accept back up offers.

D. All covenants. representations and warranties in this contract survive closing.

10.	POSSESSION: Seller shall deliver possession of the Property to Purchaser upon closing and funding.

11.           SPECIAL PROVISIONS: (Insert only factual statements and business details applicable to the sale.  State regulations may prohibit licensees from adding factual statements or business details for which a contract addendum or other form has  been promulgated by the state for mandatory use.)

GENERAL WARRANTY DEED MEANS GRANT DEED.

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12.SETTLEMENT AND OTHER EXPENSES:

A. The following expenses must be paid at or prior to closing:

(1) Expenses payable by Seller (Seller's Expenses):

(a) Releases of existing liens, including prepayment penalties and recording fees; release of Seller's loan liability; tax statements or certificates; preparation of deed; one-half of escrow fee; and other expenses payable by Seller under this contract.

(b) Seller shall also pay an amount not to exceed  $N/A  to be applied to Purchaser's Expenses.

(2) Expenses payable by Purchaser (Purchaser's Expenses):

(a) Loan origination, discount. buy-down, and commitment fees {loan Fees).

(b) Appraisal fees; loan application fees: credit reports; preparation of loan documents; interest on the notes from date of disbursement to one month prior to dates of first monthly payments; recording fees; copies of easements and restrictions; mortgagee title policy with endorsements required by lender; loan-related inspection fees; photos, amortization schedules, one-half of escrow fee; transfer fees for cooperative or association membership for utility services; all prepaid items, including required premiums for flood and hazard insurance, reserve deposits for insurance, ad valorem taxes and special governmental assessments; final compliance inspection; courier fee, repair inspection, underwriting fee and wire transfer, expenses incident to any loan, and other expenses payable by Purchaser under this contract

B. Purchaser shall pay Private Mortgage Insurance Premium (PMI), VA Loan Funding Fee, or FHA Mortgage Insurance
Premium (MIP) as required by the lender.

C. If any expense exceeds an amount expressly stated in this contract for such expense to be paid by a party, that party may terminate this contract unless the other party agrees to pay such excess. Purchaser may not pay charges and fees expressly prohibited by FHA, VA, state-coordinated veteran's housing assistance programs or other governmental loan program regulations.

13.	PRORATIONS AND ROLLBACK TAXES:

A.  PRORATIONS: Taxes for the current year, interest, maintenance fees, assessments, dues and rents will be prorated through the Closing Date. If taxes for the current year vary from the amount prorated at closing, the parties shall adjust the prorations when tax statements for the current year are available. If taxes are not paid at or prior to closing, Purchaser shall pay taxes for the current year.

B. ROLLBACK TAXES: If this sale or Purchaser's use of the Property after closing results in the assessment of additional taxes. penalties or interest (Assessments) for periods prior to closing, the Assessments will be the obligation of
Purchaser. If Seller's change in use of the Property prior to closing or denial of a special use valuation on the Property claimed by Seller results in Assessments for periods prior to closing, the Assessments will be the obligation of Seller. Obligations imposed by this paragraph will survive closing.

14.           CASUALTY LOSS:  If any part of the Property is damaged or destroyed by fire or other casualty after the effective date of this contract, Seller shall restore the Property to its previous condition as soon as reasonably possible, but in any event by the Closing Date. If Seller fails to do so due to factors beyond Seller's control, Purchaser may (a) terminate this contract and the earnest money will be refunded to Purchaser {b) extend the time for performance up to 15 days and the Closing Date will be extended as necessary or © accept the Property in its damaged condition with an assignment of insurance proceeds and receive credit from Seller at closing in the amount of the deductible under the insurance policy. Seller's obligations under this paragraph are independent of any obligations of Seller under Paragraph 7.

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15.	DEFAULT: If Purchaser fails to comply with this contract, Purchaser will be in default, and Seller may

(a) enforce specific performance, seek such other relief as may be provided by law, or both, or

(b) terminate this contract and receive the earnest money as liquidated damages, thereby releasing both parties from this contract. If, due to factors beyond Seller's control, Seller fails within the time allowed to make any non-casualty repairs or deliver the Commitment, or survey, if required of Seller, Purchaser may (a) extend the time for performance up to 15 days and the Closing Date will be extended as necessary or (b} terminate this contract as the sole remedy and receive the earnest money. If Seller fails to comply with this contract for any other reason, Seller will be in default and Purchaser may  (a) enforce specific performance, seek such other relief as may be provided by law, or both, or (b) terminate this contract and receive the earnest money, thereby releasing both parties from this contract.

16.           MEDIATION:  Any dispute between Seller and Purchaser related to this contract which is not resolved through informal discussion [check one: ]      x     will _____will not be submitted to a mutually acceptable mediation service or provider. The parties to the mediation shall bear the mediation costs equally. This paragraph does not preclude a party from seeking equitable relief from a court of competent jurisdiction.

17.           ATTORNEY'S FEES: The prevailing party in any legal proceeding related to this contract is entitled to recover reasonable attorney's fees and all costs of such proceeding incurred by the prevailing party.

18.           ESCROW:  The escrow agent is not (a) a party to this contract and does not have liability for the performance or nonperformance of any party to this contract, (b) liable for interest on the earnest money and © liable for the loss of any earnest money caused by the failure of any financial institution in which the earnest money has been deposited unless the financial institution is acting as escrow agent. At closing, the earnest money must be applied first to any cash down payment, then to Purchaser's Expenses and any excess refunded to Purchaser. If both parties make written demand for the earnest money, escrow agent may require payment of unpaid expenses incurred on behalf of the parties and a written release of liability of escrow agent from all parties.  If one party makes written demand for the earnest money, escrow agent shall give notice of the demand by providing to the other party a copy of the demand. If escrow agent does not receive written objection to the demand from the other party within 30 days after notice to the other party, escrow agent may disburse the earnest money to the party making demand reduced by the amount of unpaid expenses incurred on behalf of the party receiving the earnest money and escrow agent may pay the same to the creditors. If escrow agent complies with the provisions of this paragraph, each party hereby releases escrow agent from all adverse claims related to the disbursal of the earnest money. Escrow agent's notice to the other party will be effective when deposited in the U. S. Mail, postage prepaid, certified mail, return receipt requested, addressed to the other party at such party's address shown below. Notice of objection to the demand will be deemed effective upon receipt by escrow agent.

19.           REPRESENTATIONS:  Seller represents that as of the Closing Date (a) there will be no liens, assessments, or security interests against the Property which will not be satisfied out of the sales proceeds unless securing payment of any loans assumed by Purchaser and (b) assumed loans will not be in default If any representation of Seller in this contract is untrue on the Closing Date, Purchaser may terminate this contract and the earnest money will be refunded to Purchaser.

20.            FEDERAL TAX REQUIREMENTS:  If Seller is a "foreign person," as defined by applicable law, or if Seller fails to deliver an affidavit to Purchaser that Seller is not a "foreign person," then Purchaser shall withhold from the sales proceeds an amount sufficient to comply with applicable tax law and deliver the same to the Internal Revenue Service together with appropriate tax forms. Internal Revenue Service regulations require filing written reports if currency in excess of specified amounts is received in the transaction.

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21.           NOTICES:  All notices from one party to the other must be in writing and are effective when mailed to, hand-delivered at, or transmitted by facsimile as follows:

To Purchaser at:                                To Seller at:

CORONUS ENERGY CORP. 1100 - 1200 WEST 73RD AVE. VANCOUVER, BC V6P 6G5	AN NHIEN DAI NGUYEN 7921 GLENCOE AVE., APT #A HUNTINGTON BEACH, CA 92647
Telephone: (604) 267-7078 Facsimile: (604) 267-7080	Telephone: (714) 848-1829 Facsimile:

22.           AGREEMENT OF PARTIES:  This contract contains the entire agreement of the parties and cannot be changed except by their written agreement. Addenda which are a part of this contract are (check all applicable boxes):

_____	Third Party Financing Condition Addendum
_____	Seller Financing Addendum
_____	Loan Assumption Addendum
_____	Addendum for Property Subject to Mandatory Membership in an Owners' Association
_____	Addendum for Unimproved Property Located in a Certificated Service Area of a Utility Service Provider
_____	Addendum for Sale of Other Property by Purchaser
_____	Addendum for "Back-Up" Contract
_____	Environmental Assessment, Threatened or Endangered Species and Wetlands Addendum
_____	Addendum for Coastal Area Property
_____	Addendum for Property Located Seaward of the Gulf Intra coastal Waterway
_____	Addendum for Release of Liability on Assumption of FHA, VA or Conventional Loan Restoration of Seller's
Entitlement for VA Guaranteed Loan
_____	Other (list):

23.           TERMINATION OPTION:  This paragraph will be a part of this contract ONLY if both blanks are filled in and  Purchaser has paid the Option Fee.  Purchaser has paid Seller $__________ (Option Fee) fur the unrestricted right to terminate this contract by giving notice of termination to Seller within ___________ days after the effective date of this contract. If Purchaser gives notice of termination within the time specified, the Option Fee will not be refunded. however, any earnest money will be refunded to Purchaser. The Option Fee [check one:]_____ will ______ will not be credited to the Sales Price at closing. For the purposes of this paragraph, time is of the essence; strict compliance with the time for performance stated herein is required.

24. CONSULT AN ATTORNEY: Real estate licensees cannot give legal advice. READ THIS CONTRACT CAREFULLY. If you do not understand the ef1ect of this contract, consult an attorney BEFORE signing.

Purchaser's Attorney is:	Seller's Attorney is:

Telephone:	Telephone:
Facsimile:	Facsimile:

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EXECUTED  the 5TH  day of DECEMBER, 2012 (EFFECTIVE  DATE).

JEFF THACHUCK	AN NHIEN NGUIEN
Coronus Solar Inc., Purchaser	Seller

ANTHONY B. NGUYEN
Seller

SELLER’S RECEIPT:

Receipt of $__________ (Option Fee) in the form of _______________ is acknowledged.

Seller	Date

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Note:  This addendum is only necessary if the parties have checked the option in Paragraph 4(C) above.

SELLER FINANCING ADDENDUM
TO CONTRACT CONCERNING THE PROPERTY AT:

"14.78 ACRES OF VACANT LAND (APN 0438-212-02)”
(Address of Property)

A.  CREDIT DOCUMENTATION: Within _____ days after the effective date of this contract, Purchaser shall deliver to Seller: [check all applicable items:] _____ credit report _____ verification of employment, including salary ______ verification of funds on deposit in financial institutions _____ current financial statement  to establish Purchaser's creditworthiness.  Purchaser hereby authorizes any credit reporting agency to furnish to Seller at Purchaser's sole expense copies of Purchaser's credit reports.

B.  CREDIT APPROVAL: If Purchaser's documentation is not delivered within the specified time, Seller may terminate this contract by notice to Purchaser within 7 days after expiration of the time for delivery, and the earnest money will be paid to Seller; if the documentation is timely delivered, and Seller determines in Seller's sole discretion that Purchaser's credit is unacceptable, Seller may terminate this contract by notice Purchaser within 7 days after expiration of the time for delivery and the earnest money will be refunded to Purchaser. If Seller does not terminate this contract, Seller will be deemed to have accepted Purchaser's credit.

C.  PROMISSORY NOTE: The promissory note (Note) described in Paragraph 4 of this contract. payable by Purchaser to the order of Seller will be payable at the place designated by Seller.  Purchaser may prepay the Note in whole or in part at any time without penalty. Any prepayments are to be applied to the payment of the  installments of principal last maturing and interest will immediately cease on the prepaid principal. The Note will contain a provision for payment of a late fee of 5% of any installment not paid within 10 days of the due date. The Note will be payable as follows:

_____	(1) In one payment due MARCH 31, 2013after the date of the Note with interest payable [NO INTEREST PAYABLE],

_____
(2) In __________ installments of $_______________ [check all applicable items:] _______ including interest _____ plus interest beginning_____________ after the date of the Note and continuing at __________ intervals thereafter for __________ when the balance of the Note will be due and payable.

_____
(3) Interest only in __________ installments for the first __________ month(s) and thereafter in installments of $__________, (check all applicable items:) __________ including interest __________ plus interest beginning  __________ after the date of the Note and continuing at __________ intervals thereafter for when the balance of the Note will be due and payable.

D.	SECURING INSTRUMENT: [Choose the appropriate instrument authorized within the state:) A _____ mortgage, or x deed of trust lien, will provide for the following:

(1) PROPERTY TRANSFERS: [check only one:]

_____	(a) Consent Not Required: The Property may be sold, conveyed or leased without the consent of Seller, provided any subsequent Purchaser assumes the Note.

x
(b) Consent Required: If all or any part of the Property is sold, conveyed, leased for a period longer than 3 years, leased with an option to purchase, or otherwise sold, without the prior written consent of Seller, Seller may declare the balance of the Note, to be immediately due and payable. The creation of a subordinate lien. any

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conveyance under threat or order of condemnation, any deed solely between Purchasers, the passage of title by reason of the death of a Purchaser or by operation of law will not entitle Seller to exercise the remedies provided in this paragraph.

(2) TAX AND INSURANCE ESCROW: [check only one:]

x
(a) Escrow Not Required: Purchaser shall furnish Seller annually, before the taxes become delinquent, evidence that all taxes on the Property have been paid. Purchaser shall furnish Seller annually evidence of paid-up casualty insurance naming Seller as an additional loss payee.

_____
(b) Escrow Required: With each installment Purchaser shall deposit with Seller in escrow a pro rata part of t estimated annual ad valorem taxes and casualty insurance premiums for the Property. Purchaser shall pay any deficiency within 30 days after notice from Seller. Purchaser's failure to pay the deficiency constitutes a default under the securing instrument Purchaser is not required to deposit any escrow payments for taxes and insurance that are deposited with a superior lien holder. The casualty insurance must name Seller as an additional loss payee.

(3) PRIOR LIENS: Any default under any lien superior to the lien securing the Note constitutes default under the deed of trust securing the Note.

PURCHASER:
December 5, 2012	JEFF THACHUCK
Date	[purchaser’s signature above/printed name below]
CORONUS ENERGY CORP.

SELLER:

AN NHIEN DAI NGUYEN
Date	[seller’s signature above/printed name below]

ANTHONY B. NGUYEN
[seller’s signature above/printed name below]

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